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                                                                   EXHIBIT 10.01

[GREY GLOBAL GROUP LETTERHEAD]

June 8, 2004


Mr. Lester Feintuck
57 Cliffside Lane
Bedford Corners, New York 10549

Dear Lester:

This letter will confirm your continued employment with Grey. The letter is effective for the two-year period following the date hereof, and expires at the end of that period.

      1. During that time, you will continue to have the same title, responsibilities and salary you currently have, together with continued eligibility to receive bonuses and other benefits as Grey may offer, and you will devote your full-time attention to your responsibilities as an executive of Grey.

      2. If your employment is terminated by Grey for any reason other than Cause (see attached Rider), death or disability, Grey will pay you your salary for the rest of the two-year period covered by this letter, and you will immediately vest in, and be paid, all amounts previously allocated to you under Grey's 2003 Senior Management Incentive Plan.

      3. If your employment with Grey terminates for any reason, for a six-month period after the termination you will not, directly or indirectly, hire or solicit for hire, on behalf of yourself or any third party, any Grey employee (other than a clerical or secretarial employee), nor will you interfere with any relationship that Grey has with, or solicit any business from, any client of Grey for which you were directly or indirectly responsible, or with respect to which you performed any work, during your last year of employment with Grey.

      4. You will continue to be bound by the policies and practices adopted by Grey from time to time.

      5.    This agreement is binding on any successor to Grey.

      6.    This agreement is governed by the laws of the State of New York.

Kindly acknowledge your agreement with the foregoing by signing a duplicate copy of this letter in the space indicated below.

Sincerely

/s/ Ed Meyer

Ed Meyer


Agreement Acknowledged
By: /s/ Lester Feintuck
    -------------------
        Lester Feintuck
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                                     Rider

"Cause" shall mean:

      1.    your willful misconduct involving dishonesty, fraud or deceit;

      2. your failure, after written warning and 15 days to cure, substantially to perform your duties;

      3. your indictment for any act constituting a felony under the laws of the United States or any state thereof.